Exhibit 5.1

Opinion of Greenberg Traurig, P.A.

June 23, 2015

Platform Specialty Products Corporation

1450 Centerpark Boulevard, Suite 210

West Palm Beach, FL 33401

Re:	Platform Specialty Products Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Platform Specialty Products Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to an aggregate of $482,999,971 of shares (including an aggregate of $62,999,987 of shares issuable pursuant to the underwriters’ option to purchase additional shares) of authorized but unissued common stock, par value $0.01 per share, of the Company (collectively, the “Securities”). The Securities are being offered and sold pursuant to a Registration Statement on Form S-3 pursuant to Rule 462(b) under the Securities Act filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2015 (such registration statement as amended and supplemented, the “Registration Statement”). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Company’s certificate of incorporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”), as amended;

(ii)	the Company’s amended and restated by-laws;

(iii)	resolutions adopted by the board of directors of the Company with respect to the Registration Statement;

(iv)	a good standing certificate with respect to the Company as issued by the Secretary of State on the date hereof; and

(v)	the Registration Statement, including the prospectus contained therein, and exhibits thereto.

For purposes of this opinion, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion that we have not reviewed that is inconsistent with the Documents or the opinion stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents, (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto, (iii) the authenticity of all Documents submitted to us as originals, (iv) the conformity to authentic original documents of all Documents submitted to us as copies, and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

In addition to the foregoing, for purposes of this opinion, we have also assumed that: (i) the Underwriting Agreement between the Company and the underwriters named therein, in substantially the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), will be duly executed and delivered by the parties thereto; (ii) each certificate representing the Securities will be duly executed and delivered by the officers required by the General Corporation Law of the State of Delaware (the “DGCL”) to do so, which officers will be actually serving as such; (iii) the issuance of the Securities will be registered on the books and records of the Company; (iv) the Registration Statement and the prospectus comprising a part of the Registration Statement will be declared effective pursuant to the Securities Act; (v) the board of directors of the Company or a committee thereof will take all action necessary to set the number and the sale price of the Securities; and (vi) the investors purchasing the Securities will pay the full amounts that they have agreed to pay to purchase the Securities.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that the Securities, when sold, paid for and issued as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the DGCL and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Yours very truly,

/S/ GREENBERG TRAURIG, P.A.

Greenberg, Traurig, P.A.